UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2010 (December 20, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 20, 2010, Avis Budget Group, Inc., a Delaware corporation (the "Company"), provided written notice to the New York Stock Exchange (the "NYSE") that the Company expects to voluntarily cease trading on the NYSE, effective at the close of the market on December 30, 2010, and intends to transfer its listing to the NASDAQ Stock Market ("NASDAQ") to commence trading on December 31, 2010.  Also on December 20, 2010, the board of directors of the Company approved the delisting of the Company's common stock from the NYSE and the listing of the Company's common stock on the NASDAQ. The Company's common stock has been approved for listing on NASDAQ, and the stock symbol "CAR" is expected to remain the trading symbol for the Company's common stock.

A copy of the Company’s press release describing the above transfer of listing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results, are forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Avis Budget Group, Inc. on December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: December 21, 2010

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 21, 2010 (December 20, 2010)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Avis Budget Group, Inc. on December 20, 2010.